UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 27, 2022
Date of report (Date of earliest event reported)

PROTO LABS, INC.
(Exact Name of Registrant as Specified in its Charter)

Minnesota	001-35435	41-1939628
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5540 Pioneer Creek Drive Maple Plain, Minnesota	55359
(Address of Principal Executive Offices)	(Zip Code)

(763) 479-3680
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	PRLB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. Costs Associated with Exit or Disposal Activities.

On May 27, 2022, the Board of Directors of Proto Labs, Inc. (the “Company”) approved a plan for the closure of the Company’s manufacturing facility in Japan and an intention to cease operations in the region. Affected employees in Japan will receive severance and other transition assistance that meet or exceed local requirements. The Company expects to substantially complete the closure plan within the next year.

The approved plan is expected to lead to total restructuring charges in the range of $7.0 million to $9.5 million, consisting of approximately $2.5 million to $3.5 million in severance and other employee-related costs, $3.5 million to $4.5 million in fixed asset and facility related write-down expenses, and $1.0 million to $1.5 million in goodwill and other write-down expenses. The company expects to incur approximately $4.0 million of the total restructuring charge in the second quarter of 2022, with the remaining charge to be incurred throughout the remainder of the restructuring process.

The total cash expenditures associated with the plan are expected to be in the range of $3.0 million to $4.0 million, consisting primarily of severance and other employee-related costs.

Item 2.06 Material Impairments.

To the extent required, the information contained in Item 2.05 of this Current Report on Form 8-K is incorporated by reference herein.

Forward-Looking Statements

Statements contained in this Current Report on Form 8-K regarding matters that are not historical or current facts are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties, and other factors which may cause the results of the Company to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are described in the “Risk Factors” section within reports filed with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results. The forward-looking statements included in this Current Report on Form 8-K are made only as of the date hereof. The Company cannot guarantee future results, levels of activity, performance, or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. To the extent permitted under applicable law, the Company expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTO LABS, INC.

Date: May 31, 2022	/s/ Robert Bodor
Robert Bodor
President and Chief Executive Officer